EXHIBIT 5.1

                                WEED & Co. L.P.
                        4695 MacArthur Court, Suite 530
                            Newport Beach, CA 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                               September 23, 1999

MediaX Corporation
8522 National Boulevard
Culver City, CA 90232


          I have acted as counsel to MediaX Corporation (the "Company") and certain Selling Stockholders (the "Selling Stockholders") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,514,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be sold by the Selling Stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form S-3 (the "Registration Statement").

          In connection therewith, I have examined copies of the Company's Certificate of Incorporation, Bylaws, the corporate proceedings with respect to the offering of shares, and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contacted herein. In such examination, I have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

          Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares to be sold by the Selling Stockholders by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

          This opinion is for the benefit of the Company and this opinion may not be relied upon in any manner whatsoever by any other person or entity.

/s/  Richard O. Weed
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     Richard O. Weed

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